EXECUTION VERSION

Exhibit 4.6
FIRST SUPPLEMENTAL INDENTURE
First Supplemental Indenture (this “Supplemental Indenture”), dated as of March 29, 2018, among CF Industries, Inc., a Delaware corporation (the “Company”), CF USA Holdings, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), an affiliate of the Company, and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).
W I T N E S S E T H
WHEREAS, the Company and the Guarantors (as defined in the Indenture) have heretofore executed and delivered to the Trustee and the Collateral Agent an Indenture, dated as of November 21, 2016 (as amended and supplemented prior to the effectiveness of this Supplemental Indenture, the “Indenture”), providing for the issuance of the Company’s 3.400% Senior Secured Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall guarantee payment of the Notes on the terms and conditions set forth in Article 10 of the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, each of the Trustee and the Collateral Agent is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
Section 1.    Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.    The Guaranteeing Subsidiary, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof, until the Guaranteeing Subsidiary’s Note Guarantee with respect to the Notes is released in accordance with the Indenture.
Section 3.    The Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Subsidiary Guarantor pursuant to the Indenture.

Section 4.    All notices or other communications to the Guaranteeing Subsidiary shall be given as provided in Section 13.01 of the Indenture.
Section 5.    Except as expressly amended hereby, all the terms, conditions and provisions of the Indenture shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 6.    THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.
Section 7.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 8.    This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 9.    The Trustee and the Collateral Agent make no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary, and the Trustee and the Collateral Agent assume no responsibility for the same. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or by the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and by the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
CF INDUSTRIES, INC.

By:	/s/ Daniel L. Swenson

Name:	Daniel L. Swenson

Title:	Vice President, Treasurer, and Assistant Secretary

CF USA HOLDINGS, LLC

By:	/s/ Daniel L. Swenson

Name:	Daniel L. Swenson

Title:	Vice President, Treasurer, and Assistant Secretary

[First Supplemental Indenture (2021 Notes)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Barry D. Somrock

Name:	Barry D. Somrock

Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Barry D. Somrock

Name:	Barry D. Somrock

Title:	Vice President

[First Supplemental Indenture (2021 Notes)]